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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-11759, No. 333-32785, No. 333-58999 and No. 333-86383)
pertaining to the 1993 Amended Incentive Stock Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Director Option Plan of Microcide Pharmaceuticals, Inc. of our report dated February 2, 2001 with respect to the financial statements of Microcide Pharmaceuticals, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.



                                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
March 16, 2001